Exhibit 23.2

333 City Blvd W 3rd Floor Orange, CA 92868 Phone (714)-820-3316 Fax (714)-333-4992

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form F-3 of Erayak Power Solution Group Inc. (the “Company”), of our report dated April 16, 2024, relating to the Financial Statements of Erayak Power Solution Group Inc. as of December 31, 2023 and for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Fortune CPA Inc.,

Orange, CA

August 1, 2024